Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MPLX LP of our report dated March 27, 2017 relating to the financial statements of Illinois Extension Pipeline Company, L.L.C., which appears in MPLX LP’s Current Report on Form 8-K dated September 1, 2017.

/s/PricewaterhouseCoopers LLP

Houston, Texas
January 8, 2018